FOR IMMEDIATE RELEASE.

Media:
Sanah Sadaruddin
sanah.sadaruddin@sunpower.com
832-630-3707

Investors:
Mike Weinstein
Mike.Weinstein@sunpower.com
510-260-8585

SunPower Announces Preliminary Fourth Quarter 2021 Results
Proactively replacing connectors before customers are affected while setting new industry standards for customer experience
Expect to finalize discussions for the sale of CIS within weeks

SAN JOSE, Calif. (January 20, 2022) – SunPower Corp. (NASDAQ:SPWR), a leading solar technology and energy services provider, today announced it is taking proactive measures to enhance customer care by replacing certain third-party connectors within its Light Commercial Value-Added Reseller (CVAR) and Commercial & Industrial Solutions (CIS) systems.

Through a product quality assessment, the company has identified a cracking issue that developed over time in certain factory-installed connectors within third-party commercial equipment supplied to SunPower. There have been no reported safety incidents attributed to this issue, nor has there been any degradation of performance. Nevertheless, to avoid potential longer-term complications and ensure an excellent lifetime customer experience, SunPower is proactively replacing all of these connectors. The company plans to replace the connectors in impacted equipment largely during 2022. Based on SunPower’s testing, the company expects systems to continue to operate safely while awaiting replacement.

SunPower expects approximately $27 million of supplier-quality related charges in fourth quarter 2021 and approximately $4 million in the first quarter of 2022 as it pursues recovery of costs from the suppliers. The charges are expected to be funded with cash on hand.

GAAP Revenue for fourth quarter 2021 is expected to fall within the previously guided range of $361 to $421 million. Excluding the charge, fourth quarter adjusted EBITDA results are expected to be at the low end of SunPower’s previously disclosed guidance range of $18 to $41 million1. Factors affecting fourth quarter adjusted EBITDA include approximately $6.5 million of Residential EBITDA effectively pushed into 2022 as the result of weather in California and COVID impacts. Another $3 million was invested in sales and marketing to rapidly expand SunPower’s serviceable solar market to more customers in underpenetrated areas nationally.

These unaudited results are preliminary and prior to the completion of the company’s annual independent audit and therefore are subject to adjustment. The company is not able to provide a quantitative reconciliation of the adjusted EBITDA guidance non-GAAP measures to the corresponding GAAP revenue measure without unreasonable efforts due to the preliminary nature of the results.

"We plan to fundamentally change how consumers engage with energy by providing the highest quality products and services available. This includes ensuring our customers are taken care of before potential problems arise,” said Peter Faricy, CEO of SunPower. “With high-growth opportunities spanning our existing and evolving markets, customers can count on us for transparency and the right tools to power the world with solar. It’s part of our commitment to do the right thing.”

Redoubling our Focus on Quality

SunPower strives to set the industry standard for quality. In addition to the most durable, efficient, fully integrated and aesthetic solar systems on the market, SunPower is committed to a new level of customer attention that monitors for issues, thoroughly audits our suppliers, and makes corrections before customers even notice, where possible. SunPower also announced the appointment of Derek Kuzak as Executive Vice President for Supply Chain, Quality, and Field Operations. Kuzak spent the last 16 years at Amazon where he led Supply Chain for Amazon’s Private Brands. Kuzak will navigate the next stage of SunPower’s product portfolio, including procurement, with Nate Coleman, who recently joined as Chief Products Officer after prior experience at Sunrun and Tesla.

“Building customer trust is our number one priority. Customers are at the center of everything we do and we are taking aggressive steps to ensure that a programmatic and methodical quality program will be executed across the entire company,” continued Faricy.

Residential Growth in 2022 and Beyond

The company extended deeper into new markets in the fourth quarter through business acquisitions, customer acquisition marketing, and installation coverage expansion. As a result, SunPower saw a 33% increase in the number of households within its serviceable market in the fourth quarter, or 13.3 million incremental single-family homes for a total opportunity of 53.3 million homes. Residential demand also remains strong with the largest sales backlog in SunPower’s history entering 2022 at nearly 13,000 retrofit customers plus a growing New Homes pipeline of 66,000 customers.

As previously announced, SunPower is pursuing a sale of its CIS business as part of its growing focus on and investment in its high-growth residential business. SunPower remains in advanced discussions for the sale of CIS and expects to finalize an agreement within weeks. No final agreement has been reached and there can be no assurances that any transaction will result.

Earnings conference call information

Additional details regarding SunPower’s fourth quarter financial results will be announced Wednesday, February 16 at 1:30 p.m. Pacific Standard Time. The call-in number is (877) 371-5747, conference ID 7985126, passcode: SunPower. The webcast, earnings release and supplemental financial information can be accessed from SunPower's website at http://investors.sunpower.com/events.cfm.

The company is also planning an Analyst Day in March 2022 to discuss future plans for national expansion, value generation, and operational improvements.

About SunPower

Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit
www.sunpower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our planned corrective actions, enhanced supplier quality audit program, and expected results thereof; (b) estimated quality-related accounting charges; (c) updates to our fourth quarter financial guidance, including GAAP revenue and Adjusted EBITDA excluding the estimated quality-related accounting charge, and related assumptions; and (d) our anticipated sale of CIS, including timing and certainty.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) completion of our final closing procedures, final adjustments, and other developments that may arise in the course of audit procedures; (2) challenges in executing corrective actions to address equipment part issues and improved go-forward approach; (3) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic, and other factors; (4) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) changes in public policy, including the imposition and applicability of tariffs; (8) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (9) challenges in executing a CIS sale transaction and other transactions key to our strategic plans, including regulatory, logistical, and other challenges that may arise; and (10) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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